Exhibit 10.16

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is dated as of October 8, 2021 by and among 1847 HOLDINGS LLC, a Delaware limited liability company (“Holdings”), each other party listed on the signature page hereto as a debtor (collectively, the “Guarantors” and together with Holdings, the “Debtors” and each, a “Debtor”), and LEONITE CAPITAL LLC, in its capacity as administrative agent (in such capacity, the “Agent”) for the Purchasers party to the Note Purchase Agreement referred to below (collectively, together with the Agent, the “Secured Parties”).

WHEREAS, pursuant to that certain Note Purchase Agreement dated of even date herewith, by and among Holdings, the other Debtors, the Agent and the Purchasers (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Note Purchase Agreement”), the Purchasers purchased certain Secured Convertible Promissory Notes issued by Holdings (as the same may be amended, restated, modified, replaced, or supplemented and in effect from time to time, the “Notes”);

WHEREAS, the Guarantors have guaranteed all obligations of Holdings under the Note Purchase Agreement, the Note, and the other Transaction Documents (as defined in the Note Purchase Agreement), pursuant to that certain Guaranty dated of even date herewith executed by the Guarantors in favor of the Agent and the Purchasers (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Guaranty”); and

WHEREAS, it is a condition precedent to the Purchasers’ Purchase of the Notes pursuant to the Note Purchase Amendment that each Debtor shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of the “Obligations” (as defined in the Note Purchase Agreement) and any and all other obligations of either Debtor under the Note Purchase Agreement, the Notes, the Guaranty, and the other Transaction Documents (collectively, the “Obligations”);

NOW, THEREFORE, in consideration of the foregoing, and in order to induce the Purchasers to purchase the Notes from Holdings in accordance with the Note Purchase Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees with the Agent, for the benefit of the Secured Parties, as follows:

SECTION 1 Definitions.

1.1 Defined Terms. As used in this Agreement, the following capitalized terms have the corresponding meanings specified below:

“Agreement” means this Security Agreement, as the same may be amended, restated, modified or supplemented and in effect from time to time in accordance with the terms hereof.

“Collateral” has the meaning assigned to that term in Section 2.

“Deposit Account Control Agreement” has the meaning assigned to that term in Section 4.11.

“Excluded Account” means any deposit account used solely to fund payroll or employee benefits.

“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by any Debtor that prohibits, or requires the consent of any Person other than a Debtor or any Affiliate thereof as a condition to the creation by such Debtor of a Lien thereon and such consent has not been obtained, or any permit, lease, license contract or other agreement held by any Debtor to the extent that any applicable law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Excluded Account, (iv) Equipment owned by any Debtor that is subject to a Lien securing a purchase money obligation or capital lease obligation to the extent permitted under the Note Purchase Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than a Debtor or any Affiliate thereof as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained and; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above (unless such Proceeds, substitutions or replacements would constitute “Excluded Property” as defined above) provided, further, that if and when (1) the granting of such security interest is not so prohibited, or (2) upon the consent of any holder of a Lien of the type described in clause (i) or (iv) above, the Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property.

“Federal Registration Collateral” means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

“Lien” means any mortgage, deed of trust, grant, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, the agreement to any provision for a confession of judgment, cognovit, consent to decree or similar remedy.

“Security Interests” means the security interests granted or provided for pursuant to Section 2 hereof, as well as all other security interests created, assigned or provided as additional security for the Obligations pursuant to the provisions of this Agreement or any of the other Transaction Documents.

1.2 Other Definition Provisions. References to “Sections” or “Schedules” shall be to Sections or Schedules of this Agreement unless otherwise specifically provided. For purposes hereof, “including” is not limiting and “or” is not exclusive. Except as provided by the immediately following sentence, capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Note Purchase Agreement. All capitalized terms defined in the UCC and not otherwise defined herein shall have the respective meanings provided for by the UCC. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2 Grant of Security Interests. To secure the payment and performance of the Obligations, each Debtor hereby grants to the Agent, on behalf of and for the ratable benefit of the Secured Parties, a lien on, security interest in and right of set-off against any and all right, title and interest in and to any and all property and interests in property of such Debtor, whether now owned or existing or hereafter created, acquired or arising and wherever located, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims, including, without limitation, those Commercial Tort Claims described on Schedule 2(c) hereto;

(d) all Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time and other monies and property in the possession or under the control of the Agent or any Purchaser or any affiliate, representative, agent or correspondent of the Agent or any Purchaser;

(e) all Documents;

(f) all General Intangibles;

(g) all Goods, including without limitation any and all Inventory, any and all Equipment and any and all Fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) any and all other personal property and interests in property whether or not subject to the UCC;

(m) any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon;

(n) all Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(o) all Proceeds and products of the foregoing, and all insurance pertaining to the foregoing and proceeds thereof.

Anything in this Agreement to the contrary notwithstanding, “Collateral” shall not include any Excluded Property; provided, however, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

SECTION 3 Representations and Warranties. Each Debtor represents and warrants to the Agent and Secured Parties as follows:

3.1 Binding Obligation; Perfection. This Agreement constitutes a valid and binding obligation of such Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. The Agent has a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

3.2 Organizational Information. Schedule 3.2 sets forth (i) the full, correct and current name of such Debtor, as its appears in such Debtor’s Organizational Documents, (ii) any names of such Debtor other than such Debtor’s current name, as set forth on such Debtor’s Organizational Documents during the five (5) year period preceding the Closing Date, (iii) such Debtor’s type of organization, (iv) such Debtor’s jurisdiction of organization and (v) such Debtor’s organizational identification number (except where such Debtor’s jurisdiction of organization does not assign organizational numbers).

3.3 Collateral Locations. Schedule 3.3 sets forth all addresses at which any Collateral is located, indicating for each whether such location is owned or leased by such Debtor, or owned or operated by a third-party such as a warehouseman, consignee or processor. Schedule 3.3 indicates which of the foregoing addresses serves as such Debtor’s chief executive office.

3.4 No Existing Liens. Each Debtor owns the Collateral, and will own all after-acquired Collateral, free and clear of any Lien other than any Liens permitted under Section 5(e) of the Note Purchase Agreement. No effective financing statement or other form of Lien notice covering all or any part of the Collateral is on file in any recording office except with respect to Liens permitted under Section 5(e) of the Note Purchase Agreement.

3.5 Governmental Authorizations; Consents; Federal Registration Collateral. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or consent of any other Person is required for (i) the grant by any Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by the Debtor; or (ii) the exercise by the Agent of its rights and remedies hereunder (except as may have been accomplished by or at the direction of any Debtor or the Agent). Except for (a) the filing of UCC financing statements with the Secretary of State of each Debtor’s jurisdiction of organization, and (b) execution and delivery of Deposit Account Control Agreements in respect of Deposit Accounts, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or consent of any other Person is required for the perfection of the security interests granted hereby and pursuant to any other Transaction Documents.

3.6 Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by each Debtor to the Agent as owing by each Account Debtor, and the amount set forth on any invoice pertaining to any Account, is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. No Account Debtor has, or will have, any defense, set-off, claim or counterclaim against any Debtor that can be asserted against the Agent, whether in any proceeding to enforce the Agent or Secured Parties’ rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is, nor will any hereafter-arising Account be, evidenced by a promissory note or other Instrument other than a check.

3.7 Inventory. All Inventory is, and will be, of good and merchantable quality, free from any material defects. Such Inventory is not, and will not be, subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts any Debtor’s or the Agent’s ability to manufacture and/or sell the Inventory. The completion and manufacturing process of such Inventory by a Person other than a Debtor would be permitted under any contract to which any Debtor is a party or to which the Inventory is subject. No Debtor sells any Inventory to any customer on approval or on any other basis that entitles the customer to return, or which may obligate such Debtor to repurchase, such Inventory. None of any Debtor’s Inventory has been, or will be, produced in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law.

3.8 Control Arrangements. Except for control arising by operation of law in favor of banks and securities intermediaries having custody over Deposit Accounts and Securities Accounts set forth on Schedule 3.8, no Person (other than the Agent on behalf of the Secured Parties) has control of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which any Debtor has any interest.

3.9 Accurate Information. All information heretofore, herein or hereafter supplied to the Agent or any Secured Party by or on behalf of any Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

3.10 Survival of Representations and Warranties. All representations and warranties of each Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 4 Covenants and Further Assurances.

4.1 Name or Entity Changes. No Debtor shall change its name, type of organization or jurisdiction of organization, unless such Debtor has given the Agent not less than thirty (30) days prior written notice thereof.

4.2 Accounts. Except as otherwise provided in this Section 4.2, each Debtor shall continue to collect, at its own expense, all amounts due or to become due to such Debtor with respect to Accounts and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, each Debtor may take (and, at the Agent’s direction during the continuance or any Default or Event of Default, shall take) such action as such Debtor or the Agent may deem necessary or advisable to enforce collection of the Accounts. The Agent shall have the right at any time after the occurrence and during the continuance of a Default or an Event of Default to: (i)  notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the Lien granted upon such Accounts in favor of the Agent and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to the Agent; (ii) exercise the rights of any Debtor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to any such Debtor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (iii) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of an Event of Default all amounts and Proceeds received by any Debtor with respect to the Accounts shall be received in trust for the benefit of Secured Parties, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held in any Deposit Account pursuant to Section 4.12 and applied pursuant to the Obligations in such manner as the Secured Parties may determine in their sole discretion. No Debtor shall adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, releases credits and discounts in the ordinary course of its business and in amounts which are not material to the Debtor) without the prior consent of the Agent.

4.3 Bailees. No Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of any Debtor’s agents or processors without prior written notice to the Agent and the receipt by the Agent, if Agent has so requested, of warehouse receipts or bailee lien waivers (as applicable) reasonably satisfactory to the Agent prior to the commencement of such possession or control. Each Debtor shall, upon the reasonable request of the Agent, notify any such warehouse, consignee, bailee, agent or processor of the Security Interests, shall instruct such Person to hold all such Collateral for the Agent’s account subject to the Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for the Agent’s benefit. The Agent agrees with each Debtor that it shall not give any such instructions unless an Event of Default has occurred and is continuing.

4.4 Chattel Paper and Instruments. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper in an individual amount in excess of $50,000 or together with all other Instruments or Chattel Paper in an aggregate amount in excess of $250,000, each Debtor shall deliver to the Agent all such Tangible Chattel Paper and all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent. Each Debtor shall provide the Agent with control of all Electronic Chattel Paper by having the Agent identified as the assignee of the Records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Each Debtor also shall deliver to the Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Each Debtor will mark conspicuously all Chattel Paper and all Instruments with a legend, in form and substance reasonably satisfactory to the Agent, indicating that such Chattel Paper and such Instruments are subject to the Security Interests.

4.5 Letters of Credit. Each Debtor shall deliver to the Agent all Letters of Credit duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent. Each Debtor also shall deliver to the Agent all security agreements securing any Letters of Credit. Each Debtor shall take any and all actions as may be necessary or desirable, or that the Agent may reasonably request, from time to time, to cause the Agent to obtain exclusive control of any Letter-of-Credit Rights owned by such Debtor in a manner acceptable to the Agent.

4.6 Equipment. Each Debtor shall cause all Equipment to be maintained and preserved in good working order and repair, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon request of the Agent, each Debtor shall promptly deliver to the Agent any and all certificates of title, applications for title or similar evidence of ownership of all requested Equipment having a value in excess of $50,000 individually and shall cause the Agent to be named as lienholder on any such certificate of title or other evidence of ownership (except to the extent already encumbered by a Permitted Lien). Each Debtor shall promptly inform the Agent of any deletions from the Equipment and shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of the Agent.

4.7 Investment Property. Each Debtor shall take any and all actions as may be necessary or desirable, or that the Agent may reasonably request from time to time, to (i) cause the Agent to obtain exclusive control of any Investment Property owned by such Debtor in a manner acceptable to the Agent and (ii) obtain from any issuers of Investment Property and such other Persons, for the benefit of Secured Parties, written confirmation of the Agent’s Control over such Investment Property upon terms and conditions acceptable to the Agent. The Agent agrees with each Debtor that it shall not give entitlement orders or instructions or directives to any such issuer unless an Event of Default has occurred and is continuing.

4.8 General Intangibles. Each Debtor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Agent to exercise remedies hereunder and under the other Transaction Documents with respect to any of such Debtor’s rights under any General Intangibles, including such Debtor’s rights as a licensee of Software.

4.9 Commercial Tort Claims. Each Debtor shall promptly advise the Agent upon such Debtor becoming aware that it has any interest in Commercial Tort Claims involving potential recoveries in excess of $10,000. With respect to any Commercial Tort Claim in which any Debtor has any interest, such Debtor shall execute and deliver such documents as may be necessary or desirable, or that the Agent may reasonably request, to create, perfect and protect the Agent’s security interest in such Commercial Tort Claim.

4.10 Taxes and Claims. Each Debtor shall pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid to the extent the same is being contested in good faith and the same may be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

4.11 Bank Accounts; Collection of Accounts and Payments. Upon request by the Agent, each Debtor agrees to enter into a deposit account control agreement (“Deposit Account Control Agreement”), in a form specified by the Agent, with each financial institution with which such Debtor maintains from time to time any Deposit Account, except with respect to any Excluded Accounts. No Debtor shall establish any such Deposit Account with any financial institution unless prior thereto the Agent and such Debtor shall have entered into a Deposit Account Control Agreement with such financial institution, or unless the Agent shall have waived such requirement.

4.12 Collateral Generally.

(a) Each Debtor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of any Debtor (to the extent such signature is required under the laws of any applicable jurisdiction), which financing statements may describe the Collateral as “all assets” or “all personal property” or words of like import.

(b) Each Debtor will furnish to the Agent, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as the Agent may reasonably request, all in reasonable detail.

(c) No Debtor shall use or permit any Collateral to be used unlawfully or in material violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

(d) Subject to the next sentence, each Debtor shall keep the Collateral (other than Collateral in the possession of the Agent, cash on deposit in permitted Deposit Accounts and investments in permitted Securities Accounts) at the locations maintained by such Debtor and set forth on Schedule 3.3. Each Debtor shall give the Agent not less than thirty (30) days prior written notice of any change in such Debtor’s chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), each Debtor shall execute and deliver such instruments, documents and notices and take such actions as may be necessary or desirable, or that the Agent may reasonably request, to create, perfect and protect the Security Interests.

(e) Each Debtor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as the Agent may reasonably request indicating that the Collateral is subject to the security interest hereunder.

(f) Except as otherwise permitted herein, no Debtor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that any Debtor may sell Inventory to buyers in the ordinary course of its business; or (ii) create or suffer to exist any Lien (other than Liens permitted under Section 5(e) of the Note Purchase Agreement) upon or with respect to any of the Collateral to secure indebtedness of any Debtor or any other Person except for the security interests arising under this Agreement.

(g) Beyond the safe custody thereof, each Debtor agrees that the Agent and Secured Parties shall have no duties concerning the custody and preservation of any Collateral in their possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Agent and Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property. The Agent and Secured Parties shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent or Secured Parties in good faith.

(h) Each Debtor shall do nothing to impair the rights of the Agent, for the benefit of the Agent and the Secured Parties, in the Collateral. The Debtor shall at all times maintain insurance with respect to the Collateral reasonably satisfactory to the Agent. Each Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Debtor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to such Debtor.

4.13 Federal Compliance. Each Debtor shall promptly notify the Agent in writing of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of the Agent, each Debtor shall take such steps as may be necessary or desirable, or that the Agent may reasonably request, to comply with any applicable federal assignment of claims laws and other comparable laws.

4.14 Debtors Remain Liable. Anything herein to the contrary notwithstanding: (i) each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Agent of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (iii) the Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (iv) the Agent shall not have any liability in contract or tort for any Debtor’s acts or omissions.

4.15 Other Documents and Actions. Each Debtor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary, or that the Agent may reasonably request, in order to create, perfect and protect any Security Interests, or to enable the Agent (with the concurrence or at the direction of the Required Purchasers) to exercise and enforce its rights and remedies hereunder or under any other Transaction Document with respect to any Collateral. Without limiting the generality of the foregoing, each Debtor shall: (i) at any reasonable time, upon commercially reasonable prior written notice to such Debtor by the Agent, allow the Agent or Persons designated by the Agent to inspect the Collateral and to examine and make copies of the records of such Debtor related thereto, and to discuss the Collateral and the records of such Debtor with respect thereto with, and to be advised as to the same by, such Debtor’s officers and employees and, after the occurrence and during the continuance of an Event of Default, with any other Person which is or may be obligated with respect to any Collateral; and (ii) upon the Agent’s request, appear in and defend any action or proceeding that may affect such Debtor’s title to or the Agent’s security interest in the Collateral.

4.16 Voting Rights; Dividends. Each Debtor agrees that:

(a) after any Event of Default shall have occurred, such Debtor shall deliver (properly endorsed where required hereby or requested by the Agent) to the Agent (on behalf of the Secured Parties) all dividends and distributions received in respect of any Investment Property, all of which shall be held by the Agent (on behalf of the Secured Parties) as additional Collateral;

(b) after any Event of Default shall have occurred, upon written notice to such Debtor by the Agent, all rights of such Debtor to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

(c) after any Event of Default shall have occurred, promptly upon request of the Agent, each Debtor shall deliver to the Agent such proxies and other documents as may be necessary to allow the Agent to exercise the voting and other consensual rights with respect to any Collateral.

Except as set forth in the immediately preceding sentence, each Debtor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Transaction Documents (including this Agreement), the voting powers and all other incidental rights of ownership with respect to any capital stock constituting Collateral (subject to such Debtor’s obligation to deliver to the Agent such capital stock in pledge hereunder) and to the receipt of all dividends. All dividends, distributions, cash payments and proceeds which such Debtor is then obligated to deliver to the Agent on behalf of the Secured Parties, shall, until delivery to the Agent, be held by such Debtor separate and apart from his other property in trust for the Agent and the Secured Parties.

4.17 Termination of Security Agreement. This Agreement and the security interest granted herein shall terminate immediately upon the repayment in full or conversion of the Note. In such event, the Agent agrees to execute any documents and, at the applicable Debtor’s cost, take any actions, in each case reasonably requested by such Debtor to evidence or effectuate such termination of security interest.

SECTION 5 Remedial Provisions.

(a) Following the occurrence and during the continuance of an Event of Default, the Agent or its attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by an agent, (i) to enter upon, occupy and use any premises owned or leased by any Debtor or where the Collateral is located (or is believed to be located) until the Obligations are paid in full without any obligation to pay rent to any Debtor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof to the premises of the Agent for such time as the Agent may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of any Debtor; (ii) to take possession of any Debtor’s original books and records, to obtain access to any Debtor’s data processing equipment, computer hardware and Software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Agent deems appropriate; and (iii) to notify postal authorities to change the address for delivery of each Debtor’s mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to any Debtor. If any Debtor’s books and records are prepared or maintained by an accounting service, contractor or other third-party agent, such Debtor hereby irrevocably authorizes such service, contractor or other agent, upon notice by the Agent to such Person that an Event of Default has occurred and is continuing, to deliver to the Agent or its designees such books and records, and to follow the Agent’s instructions with respect to further services to be rendered.

(b) If any Event of Default shall have occurred and be continuing, the Agent may, with the concurrence or at the direction of the Required Purchasers, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of the Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Debtor to, and each Debtor hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at any place or places designated by the Agent which is reasonably convenient to the Agent in which event such Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by the Agent, (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in any Deposit Account and apply such monies in payment of the Obligations; and (iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of the Agent’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Agent shall have no obligation to marshal any Collateral in favor of any Debtor or any other Person. The Agent is hereby granted a license or other right, solely pursuant to the provisions of this Section 5, to use, without charge, each Borrower’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Agent’s exercise of its rights under this Section 5, each Debtor’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit;

(c) Each Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe the Agent, the Secured Parties and the applicable Debtor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that such Debtor is entitled to an accounting of the Obligations and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, the Agent or any Secured Party may bid directly or through an affiliate or special purpose entity (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Secured Parties. The Agent, on behalf of the Secured Parties, shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent, on behalf of the Secured Parties, may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. The Agent, on behalf of the Secured Parties, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Debtor hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter enacted.

(d) If an Event of Default has occurred, each Debtor hereby irrevocably authorizes and empowers the Agent, on behalf of the Secured Parties, without limiting any other authorizations or empowerments contained in any of the other Transaction Documents, to assert, either directly or on behalf of such Debtor, any claims such Debtor may have, from time to time, against any other party to any of the agreements to which such Debtor is a party or to otherwise exercise any right or remedy of such Debtor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of such Debtor’s rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by such Debtor thereunder).

(e) If an Event of Default has occurred, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral and any cash held in any Deposit Account shall be applied as determined by the Secured Parties in their sole discretion.

(f) Each Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4, 5 and 6 hereof will cause irreparable injury to the Secured Parties, and that the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or any Secured Party to seek and obtain specific performance of other obligations of such Debtor contained in this Agreement, that the covenants of such Debtor contained in the Sections referred to in this Section shall be specifically enforceable against such Debtor.

(g) No failure or delay on the part of the Agent or any other Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. In addition to the rights and remedies described above, the Agent and Secured Parties shall have all rights and remedies available to secured creditors under the UCC, or otherwise available at law or in equity. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 6 Attorney-in-Fact. Each Debtor hereby irrevocably appoints the Agent, its nominee, and any other Person whom the Agent may designate, as such Debtor’s attorney-in-fact for the purposes of carrying out the terms of this Agreement, with full power during the existence of any Event of Default to sign such Debtor’s name on verifications of Accounts and other Collateral; to send requests for verification of Collateral to such Debtor’s customers, Account Debtors and other obligors; to endorse such Debtor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Agent’s possession or on any assignments, stock powers, or other instruments of transfer relating to the Collateral or any part thereof; to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and Account Debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Agent; to receive, open and dispose of all mail addressed to such Debtor; and to do all things necessary to carry out the terms and provisions of this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than, and to the extent of, such Person’s gross negligence or willful misconduct. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and the Security Interests shall have terminated in accordance with the terms hereof.

SECTION 7 Expenses. Without limiting any Debtor’s obligations under the Note Purchase Agreement or the other Transaction Documents, each Debtor hereby agrees to promptly pay all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by any Secured Party in connection with (i) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (ii) maintaining and enforcing the Agent’s Liens and (iii) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral.

If any Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of such Debtor under this Agreement, the Agent may, at its option, but shall not be required to, pay or perform the same and charge for such Debtor’s account for all fees, costs and expenses incurred therefor, and such Debtor agrees to reimburse the Agent therefor on demand. All sums so paid or incurred by the Agent for any of the foregoing, any and all other sums for which such Debtor may become liable hereunder and all fees, costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by the Agent in enforcing or protecting the Security Interests or any of its rights or remedies under this Agreement shall be payable on demand, shall constitute Obligations, shall bear interest until paid at the highest rate provided in the Note and shall be secured by the Collateral.

SECTION 8 Notices. All notices, approvals, requests, demands and other communications hereunder to be delivered to any Debtor and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Note Purchase Agreement.

SECTION 9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no party hereto may assign its rights or obligations hereunder except in accordance with the terms of the Note Purchase Agreement. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent hereunder.

SECTION 10 Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by the Agent with the consent of, or at the direction of, the Required Purchasers.

SECTION 11 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH DEBTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE Borough of Manhattan, City of New York AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH DEBTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH DEBTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH DEBTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH DEBTOR IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 HEREOF AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

SECTION 12 WAIVER OF JURY TRIAL. EACH DEBTOR, EACH PURCHASER AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 13 Rights and Remedies Cumulative. All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

SECTION 14 Further Assurances. Upon the reasonable request of the Agent, each other party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the transactions described herein or contemplated by this Agreement.

SECTION 15 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 16 Headings. Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Security Agreement as of the date first written above.

DEBTORS:

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

1847 WOLO INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

1847 CABINETS INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

1847 ASIEN INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

ASIEN’S APPLIANCES, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

KYLE’S CUSTOM WOOD SHOP, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

[SIGNATURE PAGE TO SECURITY AGREEMENT]

HIGH MOUNTAIN DOOR & TRIM INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

SIERRA HOMES LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

WOLO INDUSTRIAL HORN & SIGNAL, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

WOLO MFG. CORP.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

[SIGNATURE PAGE TO SECURITY AGREEMENT]

AGENT

LEONITE CAPITAL LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	CIO

[SIGNATURE PAGE TO SECURITY AGREEMENT]